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Co-operation Agreement for Home Intelligent System

This Agreement is a made on the 15th day of January, 2008 between

VISIOMATIC GmbH a company duly incorporated under the laws of Germany and having its registered office at Weisssacher Str.1, 70499 Stuttgart, Germany, (hereinafter referred to as **"VISIOMATIC"**);

And

Home Touch Limited, a company duly incorporated under the laws of Hong Kong and having its registered office at 101, Stanhope House, 734 King's Road, Hong Kong, (hereinafter referred to as **"HomeTouch"**).

Whereas

VISIOMATIC and HomeTouch agreed to form as a strategic partner to grow each party's home intelligent and/or home automation systems business within Greater China Region exclusivity.

Therefore, both parties agree the following conditions as set forth in this Agreement.

1. **Definition**

1.1 **Bundled Products** shall mean the system solution provided by either party to the identified project comprised of Product A and/or Product B exclusively as a core solution.

1.2 **Documentation** shall mean the technical documents including drawings, design, technical specification, product brochures etc. provided by VISIOMATIC or HomeTouch with respect to Product A and/or Product B.

1.3 **Entities List** shall mean the list of potential projects and customers as identified by both parties annexed to this Agreement.

1.4 **Product A** shall mean VISIOMATIC's system.

1.5 **Product B** shall mean HomeTouch's platforms, products and solutions.

1.6 **Price List** shall mean the price list provided by VISIOMATIC and HomeTouch in relation to Product A and/or Product B annexed to this Agreement.

1.7 **Territory** shall mean the territories of Greater China Region.

2. **Relations**

2.1 VISIOMATIC and HomeTouch agree to form a strategic partnership for promotion, sales, marketing, bidding and execution of the potential projects on the Entities List

for the Home Automation and/or Intelligent Home business for Product A and/or Product B under this Agreement.

2.2 Notwithstanding anything stated in sub-clause 2.1, this Agreement shall not extend to other activities or be construed to create a partnership, joint venture, sales agent or any other form of legal entity. There shall be no profit or loss sharing between the parties.

2.3 Except as otherwise agreed, there shall be no common pool of goods, material, equipment or other resources.

3. Exclusiveness

3.1 VISIOMATIC and HomeTouch agree that the Bundled Products shall comprise of Product A and/or Product B exclusively as the core solution being provided to the potential projects listed on the Entities List attached to this Agreement. Neither party shall bundle its product with a third party and no other similar product from any other third party shall be bundled with Product A or B for promotion, sales or recommendation to customers on the Entities List.

3.2 Notwithstanding clause 3.1 above, either party is entitled to make, directly or indirectly offers for supplies or services of its own product, Product A or Product B, on a standalone basis to any customer or project listed on the Entities List.

4. Sales

4.1 With regard to HomeTouch's sales and marketing networks, it is understood that most sales activities for the projects listed on the Entities List will be carried out by HomeTouch. However, both parties agree that they shall jointly develop the marketing and sales networks for the promotion and sale of Bundled Products within the Territory, whether or not on the Entities List.

4.2 Both parties shall use their best endeavors to participate in promotion activities for promotion of Bundled Products to the potential customers within the Territory.

4.3 The Price List as included in this Agreement shall be solely for promotion and sale of the Bundled Products to customers. Both parties have the responsibility to maintain and keep each other informed of the validity of the prices in the Price List in the course of the Agreement.

4.4 Both parties hereby agree not to promote and/or sell any product and/or systems that may compete the other during the term this Agreement.

4.5 Both parties shall review and revise (if necessary) the Entities Lists from time to time during the term of this Agreement.

4.6 Upon identification of any new opportunity, each party shall be obliged to notify the other party in writing by detailing the potential customer, relevant project, expected solution, expected date of closing the deal etc. The receiving party shall reply within two (2) working days if the Price List is applicable to the new identified opportunity and include that in the Entities List.

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5. Customer Order

5.1 Each party shall use his best endeavors to negotiate with any customer that places an individual order with him directly with respect to his scope of supply.

5.2 No matter what form of order is received from a customer, each party shall cooperate with each other on the interface of Product A and Product B in order to make the Bundled Products comply with the technical performance specification set out under a particular customer order.

5.3 Each party shall be responsible for his own product's technical performance and be liable to the customer of his own product's non-performance no matter what form of order has been received from a customer. The defaulting party shall indemnify and hold the other party harmless from all such liabilities caused by its default.

6. Product Warranty

6.1 The warranty period of Product A under the Bundled Products shall be twelve (12) months after the delivery of the Product A to the customer under a customer order.

6.2 The warranty period of Product B under the Bundled Products shall be twelve (12) months after the delivery of the Product B to the customer under a customer order.

7. Force Majeure

7.1 Neither party hereto shall be liable for any breach of its obligations hereunder resulting from causes beyond its reasonable control, including but not limited to fires, strikes (of its own or other employees), Acts of God, earthquakes, acts of government, wars, strikes, lockouts, insurrection, riots, embargoes, or regulations of any civil or military authority (an "Event of Force Majeure")

7.2 If an Event of Force Majeure continues for more than three (3) months, then this Agreement shall automatically terminate without liability to either party

7.3 Each of the parties hereto agrees to give notice forthwith to the other upon becoming aware of an Event of Force Majeure. Such notice shall contain details of the circumstances giving rise to the Event of Force Majeure.

8. Limitation of Liability

Except as otherwise stated herein, neither party shall be liable to other for any and all kinds of claims or losses in connection with his performance or non-performance of this Agreement, including but not limited to loss of revenue, loss of business, loss of profit or any other indirect, incidental or consequential damages or losses.

9. Confidentiality

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9.1 Both parties agree to keep confidential all written and verbal information and Documentation received from another party in connection with the projects in the Entities List.

9.2 Both parties agree not to make use of such information or Documentation for any purposes other than the purpose of the Agreement or to perform its part of supply under the contract as described in Clause 5.

9.3 This Clause 9 shall remain valid for five (5) years after the expiration of this Agreement.

9.4 The above undertaking in this Clause 9 shall, however, not apply to information or Documentation which

i) Through no fault of the receiving party, is or becomes generally known through publication or otherwise, or

ii) The receiving party can establish was in its possession, without any restrictions as to its disclosure, at the time of its receipt, or

iii) Is subsequently lawfully acquired by the receiving party independently of any other party.

9.5 If a party in order to perform its part of supply under the contract as described in Clause 5 needs to disclose to a subcontractor information or Documentation received from another party, then such first mentioned party shall have the right to do so to the extent needed for such purpose but shall first obtain from such subcontractor a confidentiality undertaking consistent with the provisions of this Clause 9.

10. Non-solicitation Clause

Both parties acknowledge and recognize the highly competitive nature of the businesses and agree not to solicit or entice away from the other's employment (or employment by other party's group companies, subsidiaries or affiliates) any person employed by the other (or other party's group companies, subsidiaries or affiliates) during the term of this Agreement. This clause is to be reciprocal and binding on both parties.

11. Infringement

Each party shall assume all liability under the customer contract for infringement of patents or other industrial property rights belonging to third parties and caused by its part of supply and shall indemnify and hold the other party harmless from all such liability.

12. Entire Agreement and Changes

This Agreement with its enclosures constitutes the entire agreement between the parties on the subject matter hereof. It can only be amended through the execution by all parties of a written instrument.

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13. **Assignment**

The rights and obligations of a Party under this Consortium Agreement may only be assigned with prior written approval of the other Party. This is, however, without prejudice to the right of each Party to assign any rights to financial benefits hereunder to any export credit insurance or other financing institution.

14. **Duration of Agreement**

This Agreement shall become binding and enforceable upon signature thereof by the representatives of both parties and shall be automatically renewed to yearly basis ("Agreement Renewal Term"), unless either party shall give to the other a 90-days written notice prior to the expiry of the respective Agreement Renewal Term stating its intention not to renew, in which case the Agreement shall be terminated on the expiry of the respective Agreement Renewal Term. All terms of this Agreement are hereby deemed essential.

15. **Disputes and Governing Law**

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without reference to the principles of conflict of laws, and the parties hereto irrevocably submit it to the sole and exclusive jurisdiction of the competent HKSAR courts, to the absolute exclusion of any other court and any other jurisdiction.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

For and on behalf of
VISIOMATIC GmbH

visiomatic GmbH
Postfach 311764
D-70477 Stuttgart
visiomatic.com

Lucius Banck
Director

For and on behalf of
Home Touch Limited

HOME TOUCH LIMITED

Ng Tze Lung David Gunawan
Director

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Appendex:
Project on hand

1.	Repluse Bay	Q2 2008	USD200K
2	Tavistock HK	Q3 2008	USD640K
3	The Arch	Q3 2008	USD100K
4	Hart Land Road	Q4 2008	USD250K